UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 18, 2009
Allion Healthcare, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-17821	11-2962027
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
1660 Walt Whitman Road, Suite 105, Melville, New York 11747

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (631) 547-6520
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On October 18, 2009, Allion Healthcare, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Brickell Bay Acquisition Corp., a Delaware corporation (“Parent”), and Brickell Bay Merger Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Parent and Merger Sub are affiliates of H.I.G. Capital, LLC (“HIG”).
     At the effective time of the Merger, each share of Company common stock (including restricted stock) issued and outstanding immediately prior to the effective time (other than shares held by the Company, Parent or Merger Sub and stockholders who have perfected and not withdrawn a demand for appraisal rights under Delaware law) will be automatically cancelled and converted into the right to receive $6.60 in cash, without interest. Each outstanding stock option and warrant of the Company will vest in full and be converted into the right to receive an amount in cash equal to (i) the number of shares subject to such option or warrant multiplied by (ii) the excess (if any) of $6.60 over the exercise price per share of such option or warrant. Each holder of an outstanding cash-settled phantom stock unit of the Company, whether or not vested, will be entitled to receive an amount in cash equal to the number of phantom stock units held by that holder multiplied by $6.60, without interest. Each holder of phantom stock units also will be entitled to a tax gross-up payment to cover any excise tax liability he or she may incur as a result of any payments or benefits, whether paid pursuant to the terms of the phantom stock units or otherwise, that may be deemed "golden parachute" payments under Section 280G of the Internal Revenue Code.
     Consummation of the Merger is subject to a number of customary conditions, including (i) approval of a majority of the outstanding shares of the Company’s common stock entitled to vote on the Merger, (ii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and (iii) the absence of any law, order or injunction prohibiting the Merger. Moreover, each party’s obligation to consummate the Merger is subject to certain other conditions, including (i) the accuracy of the other party’s representations and warranties and (ii) the other party’s compliance with its covenants and agreements contained in the Merger Agreement. Further, the obligation of Parent to consummate the Merger is subject to, among other things, (i) the exercise of dissenters’ rights by holders of no more than 10% of the Company’s outstanding stock and (ii) there being no circumstance, effect, event or change that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect (as that term is defined in the Merger Agreement) on the Company. The Merger is expected to be completed in the first quarter of 2010.
     Parent has obtained debt and equity financing commitments for the transactions contemplated by the Merger Agreement, the aggregate proceeds of which will be sufficient for Parent to pay the aggregate merger consideration and all related fees and expenses, including any required refinancings or repayments of existing indebtedness. In addition, an investment fund affiliated with HIG has provided the Company with a limited guarantee in favor of the Company guaranteeing the payment of certain monetary obligations that may be owed pursuant to the Merger Agreement, including any reverse termination fee that may become payable.
     Concurrently with the execution of the Merger Agreement, each of Parallex LLC and certain related stockholders (the “Rollover Stockholders”) entered into an exchange agreement with Parent pursuant to which such Rollover Stockholders agreed to surrender to Parent, immediately prior to the effective time of the Merger, a portion of the shares of Company common stock owned beneficially or of record by such Rollover Stockholders in exchange for equity interests in Parent. As a result, immediately following the Merger, the Rollover Stockholders will hold approximately 29.2% of Parent, and indirectly, the Company. In addition, the Rollover Stockholders entered into a voting agreement (the “Voting Agreement”) with Parent pursuant to which the Rollover Stockholders, who collectively own an aggregate of approximately 41.1% of the outstanding shares of Company common stock, agreed to vote their respective shares of Company common stock in favor of the Merger and granted Parent a proxy to vote such shares in the event the Rollover Stockholders do not act in accordance with their obligations thereunder.
     The Company’s Board of Directors and a special committee of the Board of Directors composed entirely of independent directors (the “Special Committee”) unanimously approved the Merger Agreement. Raymond James & Associates, Inc. served as financial advisor to the Special Committee. On October 18, 2009, Raymond James rendered a fairness opinion to the Special Committee and the Board of Directors that, as of the date of the opinion, from a financial point of view, the consideration to be received by the Company’s stockholders (excluding the Rollover Stockholders, Parent, Merger Sub and their respective affiliates) in the Merger transaction is fair to such stockholders.
     The Company will be subject to customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide information to and engage in discussions with third parties regarding alternative acquisition proposals. The no-shop provision, however, is subject to a customary “fiduciary-out” provision which allows the Company under certain circumstances to provide information to and participate in discussions with third parties with respect to unsolicited alternative acquisition proposals.
     The Merger Agreement contains certain termination rights for the Company, Parent and Merger Sub. Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent and Merger Sub a termination fee of $7.5 million. The Company may also be obligated to reimburse transaction expenses incurred by Parent and Merger Sub upon termination of the Merger Agreement under specified circumstances. The Merger Agreement also provides that Parent will be required to pay the Company a reverse termination fee of (i) $7.5 million if Parent fails to close the Merger because it does not receive financing to consummate the Merger after all other conditions have been satisfied and it is not otherwise in breach or (ii) $10 million if Parent terminates the Merger Agreement in its discretion or otherwise fails to close the Merger after all conditions to closing have been satisfied.
     The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specified dates, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent or Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
     The foregoing descriptions of the Merger Agreement, the Voting Agreement and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Merger Agreement attached hereto as Exhibit 2.1 and the form of the Voting Agreement attached hereto as Exhibit 99.1, both of which are incorporated herein by reference.
     In connection with the Merger, the Company plans to file a proxy statement with the SEC relating to the solicitation of proxies from its stockholders in connection with a special meeting of stockholders of the Company to be held for the purpose of voting on the adoption of the Merger Agreement. The Company and Parent also intend to file a transaction statement on Schedule 13E-3 with the SEC relating to the Merger. BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT, TRANSACTION STATEMENT ON SCHEDULE 13E-3 AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement, transaction statement on Schedule 13E-3 and any other documents filed by the Company with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. or from the Company.

     The Company and its executive officers and directors, may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed Merger. Information regarding the Company’s directors and executive officers is available in the Company’s Form 10-K for the fiscal year ended December 31, 2008 filed with the SEC on March 9, 2009. Information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be set forth in the proxy statement, the Schedule 13E-3 transaction statement and other relevant materials to be filed with the SEC.
Item 8.01. Other Events.
     On October 19, 2009, the Company issued a press release announcing that it had entered into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1.
Forward-Looking Statements
     This filing contains forward-looking statements as defined by the federal securities laws, including statements that assume the successful completion of the Merger. These forward-looking statements are based on the Company’s current expectations and assumptions, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, projected or implied. These risks and uncertainties include, but are not limited to, the risk that the stockholders of the Company do not vote to approve the Merger and the risk that the Merger is not consummated for other reasons. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as provided by law.
Item 9.01. Financial Statements and Exhibits.
    (d) Exhibits

Exhibit
Number	Description

2.1	Agreement and Plan of Merger, dated October 18, 2009, by and among Allion Healthcare, Inc., Brickell Bay Acquisition Corp. and Brickell Bay Merger Corp.*

99.1	Form of Voting Agreement.

99.2	Press release dated October 19, 2009.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company undertakes to furnish supplementally copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLION HEALTHCARE, INC. (Registrant)
October 19, 2009	/s/ Russell J. Fichera
Russell J. Fichera
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Agreement and Plan of Merger, dated October 18, 2009, by and among Allion Healthcare, Inc., Brickell Bay Acquisition Corp. and Brickell Bay Merger Corp.*

99.1	Form of Voting Agreement.

99.2	Press release dated October 19, 2009.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company undertakes to furnish supplementally copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.